Exhibit 10.1

THIRD AMENDMENT

TO

OMNIBUS AGREEMENT

among

TRANSMONTAIGNE INC.

TRANSMONTAIGNE GP L.L.C.

TRANSMONTAIGNE PARTNERS L.P.

TRANSMONTAIGNE OPERATING GP L.L.C.

and

TRANSMONTAIGNE OPERATING COMPANY L.P.

THIRD AMENDMENT
TO
OMNIBUS AGREEMENT

THIS THIRD AMENDMENT TO OMNIBUS AGREEMENT (“Third Amendment”) dated as of December 29, 2006, but effective for all purposes as of January 1, 2007 (the “Effective Date”) is entered into by and among TransMontaigne Inc., a Delaware corporation (“TMG”), TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), TransMontaigne Operating GP L.L.C., a Delaware limited liability company (the “OLP GP”), and TransMontaigne Operating Company L.P., a Delaware limited partnership (the “Operating Partnership”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

R E C I T A L S:

A.            The Parties have previously entered into an Omnibus Agreement, effective as of May 27, 2005 (the “Original Agreement”).

B.            The Parties have previously amended the Original Agreement by execution of the First Amendment to Omnibus Agreement dated October 31, 2005 (the “First Amendment”), and the Second Amendment to Omnibus Agreement dated as of January 1, 2006 (the “Second Amendment”; the Original Agreement, as amended by the First Amendment and the Second Amendment, the “Amended Agreement”).

C.            The Operating Partnership has entered into a Facilities Sale Agreement dated as of December 29, 2006 (the “FSA”) with TransMontaigne Product Services Inc. (“TPSI”) to purchase certain refined petroleum product terminals and related truck loading, marine dock facilities, LPG storage facilities and other assets located in the Brownsville Terminal Complex and the River Facilities Complex (each as defined in the FSA, and collectively, the “Facilities”) from TPSI (the “Transaction”), which Transaction is anticipated to close on or about December 29, 2006 (the “Closing Date”).

D.            Pursuant to the Amended Agreement, TMG has agreed to provide management, legal, accounting and tax services (the “Services”) with respect to the Facilities from and after the Closing Date, as well as provide personnel to operate the Facilities.

E.             As set forth in Section 4.1(a) of the Amended Agreement, in the event the Partnership or any of its affiliates should acquire or construct additional assets during the term of the Amended Agreement, TMG may propose and the Partnership and the General Partner may agree to pay a revised administrative fee for the provision by TMG of the Services.

F.             In conjunction with the Transaction, and as provided in Section 4.1(a) of the Amended Agreement, the Parties desire to further amend the Amended Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.             Definitions.  Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed thereto in the Amended Agreement.

2.             Administrative Fee.  Subparagraph (a) of Section 4.1 of the Amended Agreement shall be amended by deleting the reference to $3,250,000 with respect to the Administrative Fee (which, pursuant to Section 4.1(a) of the Amended Agreement, was increased to $3,400,000), and in lieu thereof inserting the sum of $6.9 Million, representing an increase of $3,500,000 to reflect the Partnership’s increased allocation of the cost of the Services to be provided to the Partnership by TMG and its affiliates as a result of the Transaction.

3.             Effective Time.  This Third Amendment shall be effective as of the Effective Date.

4.             Governing Law.  This Third Amendment shall be subject to and governed by the laws of the State of Colorado, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Third Amendment to the laws of another state.  Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Colorado and to venue in Denver, Colorado.

Except as otherwise amended herein, the remaining terms and provisions of the Amended Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date above set forth.

TRANSMONTAIGNE INC.

By:	/s/ William S. Dickey
	Name:	William S. Dickey
	Title:	Executive Vice President and Chief
Operating Officer

TRANSMONTAIGNE GP L.L.C.

By:	/s/ William S. Dickey
	Name:	William S. Dickey
	Title:	Executive Vice President and
Chief Operating Officer

TRANSMONTAIGNE PARTNERS L.P.

By:	TransMontaigne GP L.L.C.
Its General Partner

By:	/s/ William S. Dickey
	Name:	William S. Dickey
	Title:	Executive Vice President and
Chief Operating Officer

TRANSMONTAIGNE OPERATING GP L.L.C.

By:	/s/ William S. Dickey
	Name:	William S. Dickey
	Title:	Executive Vice President, Chief
Operating Officer

TRANSMONTAIGNE OPERATING COMPANY L.P.

By	TransMontaigne Operating GP L.L.C.
Its General Partner

By:	/s/ William S. Dickey
	Name:	William S. Dickey
	Title:	Executive Vice President, Chief
Operating Officer